Exhibit 5.1
[Ropes & Gray LLP Letterhead]
June 4, 2009
Atlas Air Worldwide Holdings, Inc.
2000 Westchester Avenue
Purchase, New York 10577-2543

Re:	Atlas Air Worldwide Holdings, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), by Atlas Air Worldwide Holdings, Inc., a Delaware corporation (the “Company”) for the registration of (i) its debt securities (the “New Debt Securities”), which may be either senior debt securities (“Senior Securities”) or subordinated debt securities (“Subordinated Securities”), in one or more series, which Senior Securities are to be issued under an indenture among the Company and a trustee to be designated (the “Senior Trustee”), as supplemented by one or more supplemental indentures (collectively, the “Senior Indenture”), and which Subordinated Securities are to be issued under an indenture among the Company and a trustee to be designated (the “Subordinated Trustee” and, together with the Senior Trustee, the “Trustees”), as supplemented by one or more supplemental indentures (collectively, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), (ii) shares of its preferred stock, par value $1.00 per share (the “New Preferred Stock”), in one or more series, and/or (iii) shares of its common stock, par value $0.01 per share, (the “New Common Stock”), including New Common Stock initially issuable upon conversion, exercise or exchange of any New Preferred Stock or New Debt Securities. The New Preferred Stock, the New Common Stock and the New Debt Securities are referred to herein collectively as the “Securities”. The Securities are to be issued at an aggregate initial offering price not to exceed $500,000,000. The Securities are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Act.
We have acted as counsel for the Company in connection with the filing of the Registration Statement. We are familiar with the proceedings taken by the Company in respect thereof and have examined originals or certified or attested copies of such certificates, corporate records and other documents as we have deemed necessary for the purposes of this opinion.

June 4, 2009
The opinions expressed herein are limited to matters governed by the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:
(1) Senior Securities. When the Registration Statement relating to the Securities filed with the Commission under the Act has been declared effective, when the Senior Indenture relating to the Senior Securities has been duly authorized, executed and delivered substantially in the form so filed, when the terms of the Senior Securities and their issuance and sale have been duly established in conformity with the Senior Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Senior Securities have been executed and authenticated in accordance with the Senior Indenture and issued and sold as contemplated in the Registration Statement, and if all of the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, the Senior Securities will constitute valid and legally binding obligations of the Company, and the Senior Securities will be entitled to the benefits provided by the Senior Indenture together with any other series of Senior Securities thereof and which may hereafter be issued thereunder pursuant to the terms thereof, except that enforcement of the rights and remedies created thereby is subject to bankruptcy, reorganization, insolvency or similar laws affecting creditors’ rights generally, as may from time to time be in effect, and by the availability of specific performance or of injunctive relief, which is subject to the discretion of the court before which any proceeding may be brought.
(2) Subordinated Securities. When the Registration Statement relating to the Securities filed with the Commission under the Act has been declared effective, when the Subordinated Indenture relating to the Subordinated Securities has been duly authorized, executed and delivered substantially in the form so filed, when the terms of the Subordinated Securities and their issuance and sale have been duly established in conformity with the Subordinated Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Subordinated Securities have been executed and authenticated in accordance with the Subordinated Indenture and issued and sold as contemplated in the Registration Statement, and if all of the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, the Subordinated Securities will constitute valid and legally binding obligations of the Company, and the Subordinated Securities will be entitled to the benefits provided by the Subordinated Indenture together with any other series of Subordinated Securities thereof and which may hereafter be issued thereunder pursuant to the terms thereof, except that enforcement of the rights and remedies created thereby is subject to bankruptcy, reorganization, insolvency or similar laws affecting creditors’ rights generally, as may from time to

June 4, 2009
time be in effect, and by the availability of specific performance or of injunctive relief, which is subject to the discretion of the court before which any proceeding may be brought.
(3) The Company has the authority pursuant to its certificate of incorporation to issue up to 10,000,000 shares of Preferred Stock. When the Registration Statement relating to the Securities filed with the Commission under the Act has been declared effective, and upon the adoption by the Board of Directors of the Company, or a duly authorized committee thereof, of resolutions in form and content as required by applicable law, including the filing of a certificate of designation with the Delaware Secretary of State establishing the terms of the Preferred Stock in conformity with the Company’s certificate of incorporation, and upon issuance and delivery of, and payment for, newly issued shares as contemplated by the Registration Statement, any prospectus and any prospectus supplement related thereto, and by such resolution, the shares of New Preferred Stock will be validly issued, fully paid and nonassessable.
(4) The Company has the authority pursuant to its certificate of incorporation to issue up to 50,000,000 shares of Common Stock. When the Registration Statement relating to the Securities filed with the Commission under the Act has been declared effective, and upon the adoption by the Board of Directors of the Company, or a duly authorized committee thereof, of resolutions in form and content as required by applicable law, and upon issuance and delivery of, and payment for, newly issued shares as contemplated by the Registration Statement, any prospectus and any prospectus supplement related thereto, and by such resolution, the shares of New Common Stock will be validly issued, fully paid and nonassessable. The New Common Stock covered in this paragraph of the opinion include any shares that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities, provided that such other Securities have been duly authorized, executed and delivered.
We assume for purposes of this opinion that (i) the Company is and will remain duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) the consideration per share of New Common Stock and/or New Preferred Stock, as the case may be, will not be less than the par value per share of such New Common Stock and/or New Preferred Stock, as applicable, and (iii) the number of shares of New Common Stock and/or New Preferred Stock, as applicable, issued pursuant to the Registration Statement, together with the number of shares outstanding or reserved at the time of issuance, will not exceed the respective number of shares authorized by the Company’s certificate of incorporation in effect at the time of such issuance.
We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in any related prospectus or prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

June 4, 2009
This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.
Very truly yours,
/s/ Ropes & Gray LLP